    As filed with the Securities and Exchange Commission on January 31, 2000

                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------


                        Cash America International, Inc.
             (Exact name of registrant as specified in its charter)

                      Texas                             75-2018239
       (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)               Identification No.)

                              1600 West 7th Street
                                Fort Worth, Texas                    76102
                       (Address of Principal Executive Offices)    (Zip Code)


         CASH AMERICA INTERNATIONAL, INC. 1994 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)


                                 Hugh A. Simpson
              Executive Vice President, General Counsel & Secretary
                        Cash America International, Inc.
                              1600 West 7th Street
                             Fort Worth, Texas 76102
                     (Name and Address of Agent for Service)

                                 (817) 335-1100
          (Telephone Number, Including Area Code, of Agent for Service)

-------------------------- -------------------- ---------------------- ---------------------- ----------------------
                                                      Proposed
        Title of                Proposed               Maximum                Maximum               Amount of
       Securities             Amount To Be         Offering Price            Aggregate            Registration
    To Be Registered           Registered           Per Share (1)            Offering                Fee(1)

-------------------------- -------------------- ---------------------- ---------------------- ----------------------

      Common Stock,             1,200,000             $10.15625             $12,187,500             $3,217.50
     $.10 par value

-------------------------- -------------------- ---------------------- ---------------------- ----------------------


(1) Pursuant to Rule 457(c), offering price and registration fee are computed on the average of the high and low prices of the Registrant's Common Stock, as reported on the New York Stock Exchange on January 26, 2000.

     This Registration Statement registers additional securities to be issued under the Cash America International, Inc. 1994 Long-Term Incentive Plan. The contents of the earlier registration statement, No. 33-59733, are incorporated herein by reference.

     The following exhibits are filed as part of this Registration Statement:

         Exhibit               Description
         -------               -----------

         23.1              Consent of PricewaterhouseCoopers LLP.

         24.1 Power of Attorney (included on signature page of Registration Statement).


                                     EXPERTS

     The financial statements incorporated in this Registration Statement on Form S-8 by reference to the Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on January 26, 2000.

                        CASH AMERICA INTERNATIONAL, INC.

                        By /s/ DANIEL R. FEEHAN
                           --------------------
                           Daniel R. Feehan,
                           President and Chief Operating Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of CASH AMERICA INTERNATIONAL, INC., hereby appoint DANIEL R. FEEHAN and HUGH A. SIMPSON, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or each of them shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the 26th day of January, 2000, in the capacities indicated.


        Signature                      Title or Capacity
        ---------                      -----------------

 /s/ JACK R. DAUGHERTY          Chairman of the Board and Chief
 ----------------------         Executive Officer
     Jack R. Daugherty


 /s/ DANIEL R. FEEHAN           President, Chief Operating Officer
 ----------------------         and Director
     Daniel R. Feehan


 /s/ A.R. DIKE                  Director
-----------------------
     A.R. Dike

/s/ JAMES H. GRAVES             Director
---------------------------
    James H. Graves


/s/ B.D. HUNTER                 Director
---------------------------
    B.D. Hunter


/s/ TIMOTHY J. MCKIBBEN        Director
---------------------------
    Timothy J. McKibben


/s/ ALFRED M. MICALLEF         Director
---------------------------
    Alfred M. Micallef


/s/ CLIFTON H. MORRIS, JR.     Director
---------------------------
    Clifton H. Morris, Jr.


/s/ CARL P. MOTHERAL           Director
---------------------------
    Carl P. Motheral


/s/ SAMUEL W. RIZZO            Director
---------------------------
    Samuel W. Rizzo


/s/ ROSALIN ROGERS             Director
---------------------------
    Rosalin Rogers

                                  EXHIBIT INDEX

EXHIBIT
  NO.             DESCRIPTION
-------           -----------
23.1              Consent of PricewaterhouseCoopers LLP.

24.1              Power of Attorney (included on signature page of Registration
                  Statement).
